UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COPANO ENERGY, L.L.C.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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SPECIAL MEETING IS SCHEDULED FOR MARCH 13, 2008

PLEASE VOTE TODAY!
February 26, 2008
To Unitholders of Copano Energy, L.L.C.:
     According to our latest records, we have not received your voting instructions for the Special Meeting of Unitholders of Copano Energy, L.L.C. to be held on March 13, 2008. Your vote is extremely important, regardless of the number of common units that you own. Please vote your units today to avoid additional solicitation costs.
     Please use one of the following methods to promptly provide your voting instructions:

1.	Vote by Internet: Go to the website www.proxyvote.com. Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions. The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.	Vote by Telephone: Call toll-free (800) 454-8683. Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.

3.	Vote by Mail: Sign, date and return your voting instruction form in the postage-paid return envelope provided.
     For the reasons set forth in the proxy statement for the Special Meeting, dated February 4, 2008, the Board of Directors unanimously recommends that you vote “FOR” the Class E Conversion Proposal set forth in the proxy statement. We respectfully request that you vote your units at your earliest convenience.
     If you have any questions or need assistance voting your units, please call D.F. King & Co., Inc. toll free at (800) 697-6975.
     On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Douglas L. Lawing Senior Vice President, General Counsel and Secretary